UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Assignment of Rights to Purchase Miltex Properties

On July 30, 2009, Doral Energy Corp. (the “Company”) entered into an agreement (the “Assignment Agreement”) whereby it agreed to assign its right to purchase three oil and gas properties (the “Miltex Properties”) located in Cochran County, Texas from Miltex Oil Company (“Miltex”). Under the terms of the Assignment Agreement, the assignee (the “Assignee”) agreed to pay the Company an aggregate of $633,471.83 in consideration for the Company agreeing to assign its rights under the Assignment Agreement.

Closing of the assignment was completed on July 31, 2009, the same day that the Assignee completed the acquisition of the Miltex Properties. Prior to closing, the Company and the Assignee verbally agreed to amend the terms of the Assignment Agreement such that the Assignee paid to the Company $600,000 for the assignment of the Company’s right to purchase the Miltex Properties plus an additional $150,000 to reimburse the Company for amounts due to a third party for brokering the sale of the Miltex Properties.

Miltex agreed to the assignment in consideration for the Company agreeing that, if the Company sells any of its oil and gas properties located in Eddy County, New Mexico on or before October 21, 2009, Miltex may require the Company to repurchase the 50,000 shares of the Company’s common stock previously issued to Miltex under the terms of their agreement for the purchase and sale of the Miltex Properties. The Company has agreed to repurchase the shares issued to Miltex at the greater of $3.00 per share or the current market price of the Company’s common stock. If the Company does not have sufficient funds to repurchase the shares, the Company has agreed to file a registration statement for the resale of those shares.

Item 8.01	Other Events

On July 30, 3009, Macquarie Bank Limited (“Macquarie”) agreed to forbear from exercising any of its remedies under the terms of its $50,000,000 Senior First Lien Secured Credit Agreement (the “Macquarie Credit Agreement”) with Doral Energy Corp. (the “Company”) as a result of the Company’s inability to repay the amounts owing under the Macquarie Credit Agreement. Macquarie has agreed to forbear taking any action until August 31, 2009.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

10.1	Assignment Agreement dated July 30, 2009.
10.2	Consent to Assignment Agreement dated for July 29, 2009.
10.3	Macquarie Forbearance Agreement dated July 30, 2009.
99.1	News Release dated August 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: August 5, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer